UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2010

FFD Financial Corporation
(Exact name of registrant as specified in its charter)

Ohio	0-27916	34-1921148
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 North Wooster Avenue, Dover, Ohio 44622
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (330) 364-7777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01

Entry into a Material Definitive Agreement.

On February 25, 2010, FFD Financial Corporation (the “Company”) entered into a line of credit (the “Line of Credit”) with The Home Loan Savings Bank (“Home Loan”) permitting borrowings by the Company of up to $2.0 million in the aggregate. The Line of Credit replaces the $1.0 million line of credit underlying the Commercial Loan Agreement that was previously entered into between the Company and Home Loan (the “Old Credit Line”), which was terminated and paid in full on February 25, 2010.

The obligations of the Company under the Line of Credit are secured by a pledge of 25% of the Company's shares of stock in First Federal Community Bank (“First Federal”), its wholly-owned subsidiary, pursuant to a Commercial Security Agreement (the “Pledge Agreement”). The Line of Credit matures on February 25, 2013.

Borrowings under the Line of Credit may be used for general business purposes and will bear interest at an annual rate equal to the Wall Street Journal U.S. Prime Rate, with a minimum annual interest rate of 5.0% and a maximum annual interest rate of 24.0%. The Line of Credit contains customary covenants, including covenants limiting liens and certain asset sales and tangible net worth requirements.

In the event of a default by the Company under the Line of Credit, Home Loan may terminate the commitments made under the Line of Credit, declare the amount outstanding payable immediately, enforce any and all rights created under the Line of Credit and related documents, including all rights under the Pledge Agreement, and exercise all other rights available under applicable law.

The Company currently has $630,000 outstanding under the Line of Credit. This amount was immediately borrowed to pay in full the Old Credit Line in connection with its termination. The Old Credit Line was repaid without penalty. Under the Line of Credit, the Company may draw additional funds at any time.

Item 1.02

Termination of a Material Definitive Agreement.

The information under Item 1.01 above is incorporated by reference into this item.

Section 2 – Financial Information

Item 2.01

Completion of Acquisition or Disposition of Assets.

The information under Item 1.01 above is incorporated by reference into this item.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 above is incorporated by reference into this item.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FFD FINANCIAL CORPORATION

	By:	/s/ Robert R. Gerber
Robert R. Gerber Senior Vice President, Treasurer and Chief Financial Officer

Date: March 3, 2010